Exhibit 99.1

PennyMac Mortgage Investment Trust

Reports Fourth Quarter and Full-Year 2025 Results

WESTLAKE VILLAGE, Calif. – January 29, 2026 – PennyMac Mortgage Investment Trust (NYSE: PMT) today reported net income attributable to common shareholders of $41.9 million, or $0.48 per common share for the fourth quarter of 2025, on net investment income of $93.6 million. PMT previously announced a cash dividend for the fourth quarter of 2025 of $0.40 per common share of beneficial interest, which was declared on December 10, 2025, and will be paid on January 23, 2026, to common shareholders of record as of December 26, 2025.

Fourth Quarter 2025 Highlights

Financial results:

•	Net income attributable to common shareholders of $41.9 million; annualized return on average common shareholders’ equity of 13 percent[1]

•	Strong results from the credit sensitive and interest rate sensitive strategies, including a tax benefit

•	Book value per common share was $15.25 at December 31, 2025, up from $15.16 at September 30, 2025

Other investment highlights:

•	Investment activity driven by acquisition volumes

•	Loans acquired totaled $5.5 billion in unpaid principal balance (UPB), up 18 percent from the prior quarter

•

Acquired $3.7 billion in UPB of conventional conforming and non-Agency loan volume from PennyMac Financial Services, Inc. (NYSE: PFSI) through their fulfillment agreement, up 10 percent from the prior quarter

[1]	Return on average common equity is calculated based on net income attributable to common shareholders as a percentage of monthly average common equity during the quarter

•	Also acquired $1.8 billion in UPB of loans from PFSI’s production, up 40 percent from the prior quarter

•	Resulted in the creation of $53 million in new mortgage servicing rights (MSRs)

•	Closed three Agency-eligible investor loan securitizations, three jumbo loan securitizations, and two Agency-eligible owner occupied loan securitizations with a combined UPB of $2.8 billion

•	Generated $184 million of net new investments in non-Agency subordinate bonds[2]

Other highlights:

•	Raised $150 million through opportunistic reopenings of exchangeable senior notes due June 2029

Notable activity after quarter end:

•	Closed one jumbo loan securitization, one Agency-eligible investor loan securitization, and one Agency-eligible owner occupied loan securitization with a combined UPB of $1.1 billion

•	Generated $69 million of net new investments in non-Agency subordinate bonds[2]

Full-Year 2025 Highlights

Financial results:

•	Net income attributable to common shareholders of $86.1 million, versus $119.2 million in 2024; diluted earnings per share of $0.99 versus $1.37 in 2024

•	Dividends of $1.60 per common share

•	Book value per share decreased from $15.87 to $15.25

•	Net investment income of $307.5 million, down from $334.2 million in 2024

•	Return on average common equity of 6%[3]

•	Closed 19 private label securitizations with a combined UPB of $6.7 billion

•	Generated approximately $528 million of net new investments in non-Agency senior and subordinate bonds[2]

[2]

We consolidate the assets and liabilities of the trust that issued the subordinate and senior bonds; accordingly, these investments are shown as Loans held for investment at fair value and Asset-backed financing of variable interest entities at fair value on our consolidated balance sheets

[3]	Return on average common equity is calculated based on net income attributable to common shareholders as a percentage of monthly average common equity during the year

•	Purchased $876 million of agency floating rate mortgage-backed securities

•	Sold $195 million in Government-sponsored enterprise (GSE)-issued CRT investments

•	Issued $428 million in unsecured debt to address upcoming maturities and support growth

“PMT delivered strong results in the fourth quarter, generating earnings per share of $0.48, above the dividend level for an annualized return on common equity of 13%,” said Chairman and CEO David Spector. “These results were primarily driven by solid contributions from our credit sensitive and interest rate sensitive strategies, including a tax benefit, demonstrating the earnings power of our investment portfolio in the current market environment. We took significant steps to build future earnings potential, accelerating our organic investment activity with the execution of eight private label securitizations totaling $2.8 billion in UPB, retaining more than $180 million in new subordinate bond investments with attractive return profiles. Additionally, we further strengthened our balance sheet and liquidity position through the opportunistic issuance of $150 million in exchangeable senior notes. These actions highlight our ability to actively manage capital and consistently create high-quality investments at scale.”

Mr. Spector continued, “Fundamentally, PMT’s success is anchored by its synergistic relationship with PFSI. Our ability to leverage PFSI’s multi-channel production platform and best-in-class servicing capabilities is unique in the industry and allows us to organically create a steady flow of investments with strong risk adjusted returns. As we look ahead, I am confident that this comprehensive platform will drive our ability to continue generating earnings that support our dividend and drive long-term value for our shareholders.”

The following table presents the contributions of PMT’s segments to pretax income:

Quarter ended December 31, 2025	Credit sensitive strategies	Interest rate sensitive strategies	Correspondent production	Reportable segment total	Corporate	Total
	(in thousands)
Net investment income:
Net gains on investments and financings
Mortgage-backed securities	$—	$31,353	$—	$31,353	$—	$31,353
Loans held for investment	8,659	(3,157)	—	5,502	—	5,502
CRT investments	16,178	—	—	16,178	—	16,178

	24,837	28,196	—	53,033	—	53,033
Net gains on loans held for sale	—	—	7,187	7,187	—	7,187
Net loan servicing fees	—	36,766	—	36,766	—	36,766
Net interest expense:
Interest income	17,546	189,031	39,429	246,006	2,246	248,252
Interest expense	18,887	201,308	33,134	253,329	1,385	254,714

	(1,341)	(12,277)	6,295	(7,323)	861	(6,462)
Other	106	—	2,933	3,039	—	3,039

	23,602	52,685	16,415	92,702	861	93,563

Expenses:
Earned by PennyMac Financial Services, Inc.:
Loan servicing fees	1	20,045	—	20,046	—	20,046
Management fees	—	—	—	—	6,856	6,856
Loan fulfillment fees	—	—	6,538	6,538	—	6,538
Professional Services	—	—	10,659	10,659	3,163	13,822
Compensation	—	—	—	—	3,263	3,263
Loan collection and liquidation	17	2,411	—	2,428	—	2,428
Safekeeping	—	1,018	80	1,098	—	1,098
Mortgage loan origination Fees	—	—	132	132	—	132
Other	78	739	23	840	2,427	3,267

	96	24,213	17,432	41,741	15,709	57,450

Pretax income (loss)	$23,506	$28,472	$(1,017)	$50,961	$(14,848)	$36,113

Credit Sensitive Strategies Segment

The Credit Sensitive Strategies segment primarily includes results from PMT’s organically-created GSE CRT investments and investments in non-Agency subordinate bonds from private-label securitizations of PMT’s production. Pretax income for the segment was $23.5 million on net investment income of $23.6 million, compared to pretax income of $18.8 million on net investment income of $18.8 million in the prior quarter.

Net gains on investments in the segment were $24.8 million, compared to $17.6 million in the prior quarter. These net gains included $16.2 million of gains from PMT’s organically-created GSE CRT investments and $8.7 million of gains from non-Agency subordinate bonds from PMT’s production.

Net gains on PMT’s organically-created CRT investments for the quarter were $16.2 million, compared to $13.7 million in the prior quarter. These net gains included $3.6 million in valuation-related gains, which reflected the impact of credit spread tightening in the fourth quarter, up from $1.5 million in the prior quarter. Net gains on PMT’s organically-created CRT investments also included $13.3 million in realized gains and carry, compared to $13.5 million in the prior quarter. Realized losses during the quarter were $0.7 million, down from $1.3 million in the prior quarter.

Net interest expense for the segment totaled $1.3 million, compared to $1.3 million of net interest income in the prior quarter. Interest income totaled $17.5 million, down from $20.9 million in the prior quarter. Interest expense totaled $18.9 million, down from $19.6 million in the prior quarter.

Interest Rate Sensitive Strategies Segment

The Interest Rate Sensitive Strategies segment includes results from investments in MSRs, Agency MBS, non-Agency senior MBS and interest rate hedges. The segment includes investments that typically have offsetting fair value exposures to changes in interest rates. For example, in a period with decreasing interest rates, MSRs are expected to decrease in fair value, whereas Agency pass-through and non-Agency senior MBS are expected to increase in fair value. The results in the Interest Rate Sensitive Strategies segment consist of net gains and losses on investments, net loan servicing fees and net interest income, as well as associated expenses.

Pretax income for the segment was $28.5 million on net investment income of $52.7 million, compared to pretax income of $32.3 million on net investment income of $56.5 million in the prior quarter.

Net loan servicing fees were $36.8 million, compared to $15.4 million in the prior quarter. Net loan servicing fees included contractually specified servicing fees of $151.3 million and $4.0 million in other fees, reduced by $103.9 million in realization of MSR cash flows, which was up from $89.4 million in the prior quarter due to higher prepayment activity. Net loan servicing fees also included $26.2 million in fair value gains on MSRs, $45.0 million in hedging losses, and $4.1 million of MSR recapture income.

Net gains on investments for the segment were $28.2 million, which primarily consisted of gains on MBS. PMT’s hedging activities are intended to manage its net exposure across all interest rate sensitive strategies, which include MSRs, MBS and related tax effects.

The following schedule details net loan servicing fees:

	Quarter ended
	December 31, 2025	September 30, 2025	December 31, 2024
	(in thousands)
From non-affiliates:
Contractually specified	$151,320	$151,395	$159,553
Other fees	3,958	4,428	4,884
Effect of MSRs:
Change in fair value
Realization of cashflows	(103,859)	(89,404)	(90,612)
Market changes	26,247	(26,975)	183,879

	(77,612)	(116,379)	93,267
Hedging results	(44,990)	(27,360)	(51,209)

	(122,602)	(143,739)	42,058

Net servicing fees from non-affiliates	32,676	12,084	206,495
From PFSI—MSR recapture income	4,090	3,345	926

Net loan servicing fees	$36,766	$15,429	$207,421

Net interest expense for the segment was $12.3 million versus $5.4 million in the prior quarter. Interest income totaled $189.0 million, up from $173.8 million in the prior quarter primarily due to a higher amount of retained investments from private label securitizations. Interest expense totaled $201.3 million, up from $179.2 million in the prior quarter, due to higher financing balances.

Segment expenses were $24.2 million, unchanged from the prior quarter.

Correspondent Production Segment

Correspondent production volumes are initially acquired by PFSI. PMT retains the right to purchase up to 100 percent of non-government correspondent loan production. After purchasing certain conventional conforming and non-Agency eligible loans from PFSI, PMT sells or securitizes those loans, resulting in current period income. PMT’s Correspondent Production segment generated a pretax loss of $1.0 million in the fourth quarter, compared to $9.2 million of pretax income in the prior quarter.

PMT purchased a total of $3.7 billion in UPB of conventional conforming and non-Agency eligible loans through its fulfillment agreement that PFSI acquired from correspondent sellers, up 10 percent from the prior quarter. PMT acquired 17 percent of total conventional conforming correspondent production and 100 percent of non-Agency eligible correspondent production in the fourth quarter. PMT is expected to acquire all non-Agency eligible correspondent production and 15 to 25 percent of total conventional conforming correspondent production in the first quarter of 2026. Interest rate lock commitments on conventional conforming and non-Agency eligible loans for PMT’s account totaled $4.1 billion, down 7 percent from the prior quarter. Additionally, PMT acquired $1.8 billion in UPB of loans from PFSI’s production for inclusion in private label securitizations, up from $1.3 billion in the prior quarter.

Segment revenues were $16.4 million and included net gains on loans acquired for sale of $7.2 million, net interest income of $6.3 million, and other income of $2.9 million, which primarily consists of volume-based origination fees. Net gains on loans acquired for sale decreased $7.7 million from the prior quarter, due to the impact of spread widening on jumbo loans held for sale during aggregation and lower overall channel margins. Interest income was $39.4 million, up from $33.1 million in the prior quarter, and interest expense was $33.1 million, up from $28.2 million in the prior quarter.

Segment expenses were $17.4 million, up from $13.7 million in the prior quarter due to increased private label securitization activity. The weighted average fulfillment fee rate in the fourth quarter was 18 basis points, essentially unchanged from the prior quarter.

Corporate

Corporate includes interest income from cash and short-term investments, management fees, and corporate expenses.

Corporate revenues were $0.9 million, unchanged from the prior quarter. Corporate expenses were $15.7 million, up slightly from $14.3 million in the prior quarter, and consisted of management fees of $6.9 million and $8.9 million of other corporate expenses.

Taxes

PMT recorded a tax benefit of $16.2 million, driven primarily by net fair value declines on MSR and interest rate hedges held in its taxable REIT subsidiary.

***

Management’s slide presentation and accompanying materials will be available in the Investor Relations section of the Company’s website at pmt.pennymac.com after the market closes on Thursday, January 29, 2026. Management will also host a conference call and live audio webcast at 6:00 p.m. Eastern Time to review the Company’s financial results. The webcast can be accessed at pmt.pennymac.com, and a replay will be available shortly after its conclusion.

Individuals who are unable to access the website but would like to receive a copy of the materials should contact the Company’s Investor Relations department at 818.224.7028.

About PennyMac Mortgage Investment Trust

PennyMac Mortgage Investment Trust is a mortgage real estate investment trust (REIT) that invests primarily in residential mortgage loans and mortgage-related assets. PMT is externally managed by PNMAC Capital Management, LLC, a wholly-owned subsidiary of PennyMac Financial Services, Inc. (NYSE: PFSI). Additional information about PennyMac Mortgage Investment Trust is available at pmt.pennymac.com.

Media	Investors
Kristyn Clark	Kevin Chamberlain
mediarelations@pennymac.com	Isaac Garden
805.395.9943	investorrelations@pennymac.com
818.224.7028

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: changes in interest rates; changes in macroeconomic, consumer and real estate market conditions; changes in housing prices, housing sales and real estate values; t changes in homeownership costs and affordability; compliance with changing federal, state and local laws and regulations that govern its business; the general economy or the real estate finance and real estate markets; events or circumstances which undermine confidence in the financial and housing markets or otherwise have a broad impact on financial and housing markets; the degree and nature of the Company’s competition; the availability of, and level of competition for, attractive risk adjusted investment opportunities in mortgage loans and mortgage related assets that satisfy the Company’s investment objectives; the concentration of credit risks to which the Company is exposed; the Company’s dependence on and potential conflicts with its manager, servicer and their affiliates; the Company’s ability to mitigate cybersecurity risks, cybersecurity incidents and technology disruptions; the development of artificial intelligence; the availability, terms and deployment of short term and long term capital; the adequacy of the Company’s cash reserves and working capital; the Company’s ability to maintain the desired relationship between its financing and the interest rates and maturities of its assets; the timing and amount of cash flows, if any, from the Company’ s investments; the Company’s engagement in private loan securitizations; the Company’s substantial amount of indebtedness; the performance, financial condition and liquidity of borrowers; the Company’s exposure to risks of loss from severe weather events, man-made or other natural conditions, including climate change and pandemics; the ability of the Company’s servicer, which also provides the Company with fulfillment services, to approve and monitor correspondent sellers and underwrite loans to investor standards; incomplete or inaccurate information or documentation provided by customers or counterparties, or adverse changes in the financial condition of the Company’s customers and counterparties; the Company’s indemnification and repurchase obligations in connection with mortgage loans it purchases and later sells or securitizes; the quality and enforceability of the collateral documentation evidencing the Company’ s ownership and rights in the assets in which it invests; increased rates of delinquency, defaults and forbearances and/or decreased recovery rates on the Company’s investments; the performance of mortgage loans underlying mortgage backed securities or other investments in which the Company retains credit risk; the Company’s ability to foreclose on its investments in a timely manner or at all; increased prepayments of the mortgages and other loans underlying the Company’s mortgage backed securities or relating to the Company’s mortgage servicing rights and other investments; risks associated with the discontinuation of LIBOR; the degree to which the Company’s hedging strategies may or may not protect it from interest rate volatility; the accuracy or changes in the estimates the Company makes about uncertainties, contingencies and asset and liability valuations; the Company’s ability to maintain appropriate internal control over financial reporting; the Company’s ability to detect misconduct and fraud; developments in the secondary markets for the Company’s mortgage loan products; legislative and regulatory changes that impact the mortgage loan industry or housing market regulatory or other changes that impact government agencies or government sponsored entities, or such changes that increase the cost of doing business with such agencies or entities; federal and state mortgage regulations and enforcement; changes in government support of homeownership and affordability programs; changes in the Company’s investment objectives or investment or operational strategies; limitations imposed on the Company’s business and its ability to satisfy complex rules for it to qualify as a REIT for U.S. federal income tax purposes and qualify for an exclusion from the Investment Company Act of 1940 and the ability of certain of the Company’s subsidiaries to qualify as REITs or as taxable REIT subsidiaries for U.S. federal income tax purposes; changes in governmental regulations, accounting treatment, tax rates and similar matters; the Company’s ability to make distributions to its shareholders in the future; the Company’s failure to deal appropriately with issues that may give rise to reputational risk; and the Company’s organizational structure and certain requirements in its charter documents. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

PENNYMAC MORTGAGE INVESTMENT TRUST AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	December 31, 2025	September 30, 2025	December 31, 2024
	(in thousands except share amounts)
ASSETS
Cash	$271,970	$263,488	$337,694
Short-term investments at fair value	190,518	181,043	103,198
Mortgage-backed securities at fair value	4,452,859	4,609,164	4,063,706
Loans held for sale at fair value	2,699,398	2,421,033	2,116,318
Loans held for investment at fair value	8,532,644	5,983,197	2,193,575
Derivative assets	55,943	58,442	56,840
Deposits securing credit risk transfer arrangements	1,009,334	1,033,008	1,110,708
Mortgage servicing rights at fair value	3,644,702	3,668,755	3,867,394
Servicing advances	96,830	61,599	105,037
Due from PennyMac Financial Services, Inc.	19,100	18,171	16,015
Other	373,584	227,771	438,221

Total assets	$21,346,882	$18,525,671	$14,408,706

LIABILITIES
Assets sold under agreements to repurchase	$8,018,601	$7,708,183	$6,500,938
Mortgage loan participation and sale agreements	—	—	11,593
Notes payable secured by credit risk transfer and mortgage servicing assets	2,258,128	2,248,609	2,929,790
Unsecured senior notes	1,028,300	876,510	605,860
Asset-backed financing of variable interest entities at fair value	7,789,303	5,439,582	2,040,375
Interest-only security payable at fair value	37,650	36,558	34,222
Derivative and credit risk transfer strip liabilities at fair value	9,189	12,186	7,351
Accounts payable and accrued liabilities	168,498	135,585	139,124
Due to PennyMac Financial Services, Inc.	17,122	40,165	30,206
Income taxes payable	127,476	143,832	163,861
Liability for losses under representations and warranties	5,284	5,152	6,886

Total liabilities	19,459,551	16,646,362	12,470,206

SHAREHOLDERS’ EQUITY
Preferred shares of beneficial interest	541,482	541,482	541,482
Common shares of beneficial interest—authorized, 500,000,000 common shares of $0.01 par value; issued and outstanding 87,016,604, 87,016,604 and 86,860,960 common shares, respectively	870	870	869
Additional paid-in capital	1,927,804	1,926,552	1,925,067
Accumulated deficit	(582,825)	(589,595)	(528,918)

Total shareholders’ equity	1,887,331	1,879,309	1,938,500

Total liabilities and shareholders’ equity	$21,346,882	$18,525,671	$14,408,706

PENNYMAC MORTGAGE INVESTMENT TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	For the Quarterly Periods Ended
	December 31, 2025	September 30, 2025	December 31, 2024
	(in thousands, except earnings per common share)
Investment Income
Net gains (losses) on investments and financings	$53,033	$64,087	$(105,655)
Net gains on loans held for sale	7,187	14,857	26,387
Loan origination fees	2,893	3,095	3,986
Net loan servicing fees:
From nonaffiliates
Servicing fees	155,278	155,823	164,437
Change in fair value of mortgage servicing rights	(77,612)	(116,379)	93,267
Hedging results	(44,990)	(27,360)	(51,209)

	32,676	12,084	206,495
From PennyMac Financial Services, Inc.	4,090	3,345	926

	36,766	15,429	207,421
Net interest (expense) income
Interest income	248,252	230,088	163,135
Interest expense	254,714	228,394	187,120

	(6,462)	1,694	(23,985)
Other	146	70	(227)

Net investment income	93,563	99,232	107,927

Expenses
Earned by PennyMac Financial Services, Inc.:
Loan servicing fees	20,046	21,012	20,486
Management fees	6,856	6,912	7,149
Loan fulfillment fees	6,538	6,162	6,356
Professional services	13,822	8,608	6,041
Compensation	3,263	2,817	997
Loan collection and liquidation	2,428	1,503	2,537
Safekeeping	1,098	1,194	1,336
Loan origination	132	794	914
Other	3,267	3,232	6,987

Total expenses	57,450	52,234	52,803

Income before (benefit from) provision for income taxes	36,113	46,998	55,124
(Benefit from) provision for income taxes	(16,249)	(11,298)	8,589

Net income	52,362	58,296	46,535
Dividends on preferred shares	10,455	10,455	10,455

Net income attributable to common shareholders	$41,907	$47,841	$36,080

Earnings per common share
Basic	$0.48	$0.55	$0.41
Diluted	$0.48	$0.55	$0.41
Weighted average shares outstanding
Basic	87,017	87,017	86,861
Diluted	87,017	87,017	86,861

PENNYMAC MORTGAGE INVESTMENT TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Year ended December 31,
	2025	2024	2023
	(in thousands, except earnings per common share)
Net investment income
Net gains on investments and financings	$213,113	$61,050	$178,099
Net gains on loans held for sale at fair value:
From nonaffiliates	47,030	65,055	32,695
From PennyMac Financial Services, Inc.	5,164	8,069	7,162

	52,194	73,124	39,857
Loan origination fees	12,525	15,085	18,231
Net loan servicing fees:
From nonaffiliates
Contractually specified	608,025	644,642	659,438
Other	17,430	14,722	17,008

	625,455	659,364	676,446
Change in fair value of mortgage servicing rights	(413,709)	(170,409)	(296,847)
Mortgage servicing rights hedging results	(172,931)	(226,608)	(92,775)

	38,815	262,347	286,824
From PennyMac Financial Services, Inc.	10,117	2,193	1,784

	48,932	264,540	288,608
Net interest expense:
Interest income	850,912	635,263	639,907
Interest expense	870,394	714,659	735,968

	(19,482)	(79,396)	(96,061)
Results of real estate acquired in settlement of loans	(64)	(437)	(186)
Other	243	228	472

Net investment income	307,461	334,194	429,020

Expenses
Earned by PennyMac Financial Services, Inc.:
Loan servicing fees	84,432	83,252	81,347
Management fees	27,649	28,623	28,762
Loan fulfillment fees	23,804	26,291	27,826
Professional services	37,774	12,779	7,621
Compensation	11,886	5,608	7,106
Loan collection and liquidation	8,285	6,834	4,562
Safekeeping	4,630	4,403	3,766
Loan origination	2,278	3,328	4,602
Other	12,905	20,428	19,033

Total expenses	213,643	191,546	184,625

Income before (benefit from) provision for income taxes	93,818	142,648	244,395
(Benefit from) provision for income taxes	(34,054)	(18,336)	44,741

Net income	127,872	160,984	199,654
Dividends on preferred shares of beneficial interest	41,819	41,819	41,819

Net income attributable to common shareholders	$86,053	$119,165	$157,835

Earnings per common share
Basic	$0.99	$1.37	$1.80
Diluted	$0.99	$1.37	$1.63
Weighted average common shares outstanding
Basic	86,988	86,815	87,372
Diluted	86,988	86,815	111,700